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                                                                  Exhibit 99.13


                              CONTACT:  Mark Lipscomb
                                        Vice President, Corporate Communications
                                        American Pad & Paper Co.
                                        (972) 733-5415
FOR IMMEDIATE RELEASE
                                        Robert P. Jones/Theresa Schillero
                                        Leslie Feldman/Eileen King - Press
                                        (212) 850-5600
                                        Ken Pieper
                                        (972) 663-9390
                                        Morgen-Walke Associates

AMERICAN PAD & PAPER ANNOUNCES FURTHER RESTRUCTURING PLANS

         DALLAS, TEXAS, OCTOBER 7, 1998, -- AMERICAN PAD & PAPER COMPANY (NYSE:AGP) (AP&P) ANNOUNCED TODAY AN UPDATE OF ITS RESTRUCTURING PLANS DESIGNED TO REDUCE COSTS, INCREASE MARGINS, IMPROVE CUSTOMER SERVICE, AND BETTER BALANCE MANUFACTURING CAPACITY TO MARKET DEMANDS.

         FOLLOWING THE COMPANY'S AUGUST 17TH ANNOUNCEMENT THAT IT WILL CONSOLIDATE ITS CONTINUOUS FORMS BUSINESS, AMERICAN PAD & PAPER IS NOW MOVING FORWARD WITH OTHER MAJOR RATIONALIZATION PLANS THAT SHOULD BE COMPLETED IN 1999. THESE PLANS INCLUDE PLANT AND WAREHOUSE CONSOLIDATIONS, EQUIPMENT RATIONALIZATION MOVES, PLANT/PRODUCT CHANGES AND THE ADDITION OF NEW DISTRIBUTION CENTERS. THIS RESTRUCTURING PLAN IS EXPECTED TO NET AN 18% REDUCTION IN SPACE AND NET A 7% REDUCTION IN ITS WORKFORCE, PRIMARILY FROM MANUFACTURING. THESE ACTIONS WILL IMPACT MOST PLANT SITES TO SOME DEGREE AND WILL REQUIRE RESTRUCTURING CHARGES AS THE COMPANY PREVIOUSLY INDICATED IN JULY. FURTHER DETAILS OF THE TIMING AND FINANCIAL IMPACTS OF THESE RESTRUCTURING ACTIONS WILL BE DISCLOSED WITH THIRD QUARTER RESULTS.

         JAMES W. SWENT, II, CHIEF EXECUTIVE OFFICER OF AMERICAN PAD & PAPER, COMMENTING ON THE RESTRUCTURING PLANS, "THESE ACTIONS ARE NECESSARY TO IMPROVE SERVICE TO OUR CUSTOMERS, BECOME THE LOWEST COST PRODUCER AND INCREASE OUR MANUFACTURING CAPACITY. DURING THIS PROCESS, WE ARE COMMITTED TO IMPROVING CUSTOMER SERVICE TO OUR MERCHANTS, JOBBERS, RETAIL AND COMMERCIAL ACCOUNTS BY MAKING INVESTMENTS IN INVENTORY AND NEW DISTRIBUTION CENTERS. AS OUR MARKETPLACE CHANGES WE WILL CONTINUE TO TAKE THE ACTIONS REQUIRED TO REMAIN COMPETITIVE."

         AMERICAN PAD & PAPER COMPANY IS A LEADING MANUFACTURER AND MARKETER OF PAPER-BASED OFFICE PRODUCTS IN NORTH AMERICA. THE COMPANY MANUFACTURES AND DISTRIBUTES WRITING PADS, FILE FOLDERS, MACHINE PAPERS, ENVELOPES AND OTHER OFFICE PRODUCTS. NAME BRANDS INCLUDE AMPAD, CENTURY, EMBASSY, GOLD FIBRE, HUXLEY, KAROLTON, KENT, PEEL & SEEL, SCM, WILLIAMHOUSE AND WORLD FIBRE.

- MORE -

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         THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO FUTURE
RESULTS. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY AS A RESULT OF FACTORS OVER WHICH THE COMPANY HAS NO CONTROL, INCLUDING THE STRENGTH OF DOMESTIC AND FOREIGN ECONOMIES, SLOWER THAN ANTICIPATED SALES GROWTH, PRICE AND PRODUCT COMPETITION AND CHANGES IN RAW MATERIAL COSTS. ADDITIONAL INFORMATION WHICH COULD AFFECT THE COMPANY'S FINANCIAL RESULTS IS INCLUDED IN THE COMPANY'S PROSPECTUS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

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